                                                 Registration No. 333-__________
      As filed with the Securities and Exchange Commission on August 1, 2002
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              --------------------
                                  PEMSTAR INC.

             (Exact name of registrant as specified in its charter)

            Minnesota                                            41-1771227
   (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                           3535 Technology Drive, N.W.
                           Rochester, Minnesota 55901
                    (Address of principal executive offices)

                              --------------------

                 Pemstar Inc. 2000 Employee Stock Purchase Plan
                       Pemstar Inc. 2002 Stock Option Plan
                            (Full title of the Plan)

                              --------------------

            Allen J. Berning                               Copy to:
               Pemstar Inc.                          Timothy S. Hearn, Esq.
       3535 Technology Drive, N.W.                    Dorsey & Whitney LLP
       Rochester, Minnesota 55901              50 South Sixth Street, Suite 1500
             (507) 280-2385                      Minneapolis, Minnesota 55402
  (Name, address and telephone number,                  (612) 340-7802
including area code, of agent of Service)

                              --------------------

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                           Proposed maximum           Proposed maximum
  Title of securities to be          Amount to            offering price per         aggregate offering             Amount of
         registered               be registered(1)             share(2)                   price(2)             registration fee (3)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01                  2,000,000                 $2.339                   $4,678,219                  $430.396
par value per share                  shares(4)
====================================================================================================================================

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended. The proposed maximum aggregate offering price has been calculated as follows: options to purchase 428,560 shares of Common Stock have been granted with an approximate weighted average exercise price of $6.956; the exercise price with respect to 1,571,440 shares that are being registered herein but remain unissued is based upon the average of the high and low prices of the registrant's Common Stock traded on the Nasdaq Stock Market as reported on the consolidated reporting system on July 25, 2002.
(3) Does not include the previously-paid filing fee associated with 5,540,864 shares registered under the registration statement dated August 17, 2000 (Registration No. 333-44044), totaling $10,551.
(4) Of these 2,000,000 shares being registered, 500,000 shares are being registered under the Pemstar Inc. 2000 Employee Stock Purchase Plan and 1,500,000 shares are being registered under the Pemstar Inc. 2002 Stock Option Plan.

     Pursuant to Rule 429 of the Securities Act of 1933, as amended, a combined prospectus, relating to the 2,000,000 shares registered hereby and the 5,540,864 shares registered pursuant to the registration statement filed on August 17, 2000 (Registration No. 333-44044), will be delivered to plan participants in accordance with Form S-8 and Rule 428 of the Securities Act of 1933, as amended.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

         The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Pemstar Inc. (the "Company"), are incorporated by reference in this Registration Statement, as of their respective dates:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2002;

         (b) the Company's Current Reports on Form 8-K filed on May 6, 2002 (two reports), May 13, 2002, July 19, 2002 and August 1, 2002, respectively; and

         (c) the description of the Company's Common Stock, par value $0.01 per share, as contained in Item 1 of the Registration Statement on Form 8-A/A filed on July 29, 2002, including any amendment or report filed for the purpose of updating such description filed for the purpose of updating such description, filed subsequent to the date of this Registration Statement on Form S-8 and prior to the termination of the offering described herein.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.      Description of Securities.

         Not applicable.

Item 5.      Interests of Named Experts and Counsel.

         Not applicable.

Item 6.      Indemnification of Directors and Officers.

         The Company is subject to Minnesota Statutes, Chapter 302A. Section 302A.521 of the Minnesota Business Corporation Act requires corporations to indemnify any person who is made or threatened to be made a party to any proceeding, by reason of the person's former or present official capacity, against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding this right of indemnification, and reference is made to Section 302A.521 for a complete statement of indemnification rights. The general effect of Section 302A.521 is to require Pemstar to reimburse (or pay on behalf of) our directors and officers with respect to any personal liability that may be imposed on them for certain acts performed in their capacity as our directors and officers, except where they have not acted in good faith.

         Article 7 of our Articles of Incorporation, as amended, provides that our directors are not liable for monetary damages except for liability (i) for a breach of loyalty to Pemstar or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Minnesota Statutes Section 302A.559 or 80A.23, (iv) for a transaction from which the director derived an improper personal benefit or (v) for any act or omission occurring prior to June 19, 2000. In addition, Article 7 provides that, if the Minnesota Business Corporation Act is amended to eliminate or limit a director's liability, then the directors shall have no liability (or the director's liability will be so limited) to the fullest extent permitted. No repeal to the provisions of Article 7, nor, to the fullest extent permitted by law, any modification of law, shall adversely affect any right or protection of a director existing at the time of such repeal or modification.

         Section 3.14 of our Amended and Restated Bylaws provides that the Company will indemnify its directors and officers in the manner and to the extent provided by law.

Item 7.      Exemption from Registration Claimed.

         Not applicable.

Item 8.      Exhibits.

  Exhibit
  Number                                     Description
----------   -------------------------------------------------------------------
      4.1    Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-3
             (File No. 333-75284)).
      4.2    Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 333-37162)).
      4.3    Form of Certificate of Common Stock of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-37162)).
      4.4    Rights Agreement, dated as of August 11, 2000, between the Company and Wells Fargo Bank, N.A., as Rights Agent (incorporated by reference to Exhibit 4.2 to the Company's registration Statement on Form S-3 (File No. 333- 75284)).
      4.5    Rights Agreement Amendment by and between the Company and Wells
             Fargo Bank Minnesota, N.A. dated May 8, 2002 (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form 8A/A filed on July 29, 2002).

    5.1      Opinion of Dorsey & Whitney LLP.
    23.1     Consent of Ernst & Young LLP.
    23.2 Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement).
    24.1     Power of Attorney

Item 9.      Undertakings.

         (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rochester, State of Minnesota, on July 31, 2002.

                                         PEMSTAR INC.

                                         By /s/ Al Berning
                                            ------------------------------------
                                            Allen J. Berning
                                            Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 31, 2002.

               /s/ Al Berning                       Chairman, Chief Executive Officer and Director
         --------------------------------           (Principal Executive Officer)
                   Allen J. Berning

               /s/ Greg Lea                         Chief Financial Officer and Director
         --------------------------------           (Principal Financial Officer)
                   Gregory S. Lea

             /s/ Larry R. Degen                     Corporate Controller (Principal Accounting
         --------------------------------           Officer)
                 Larry R. Degen

                         *
         ________________________________           Director
                  Robert D. Ahmann

                         *
         ________________________________           Director
                  Thomas A. Burton

                         *
         ________________________________           Director
               Kenneth E. Hendrickson

                         *
         ________________________________           Director
                  Bruce M. Jaffee

                         *
         ________________________________           Director
                   Michael Odrich

                         *
         ________________________________           Director
                 Steve V. Petracca

                         *
         ________________________________           Director
                  Karl D. Shurson


             * By: /s/ Linda U. Feuss               Executive Vice President, General Counsel and
                  --------------------              Corporate Secretary
                   Linda U. Feuss
           Pro se and as Attorney-in-Fact

                                Exhibit Index to
                                    Form S-8

                                  Pemstar Inc.

 Exhibit
 Number                           Description
 ------- -----------------------------------------------------------------------
  4.1 Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-3 (File No. 333-75284)).

  4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 333-37162)).

  4.3 Form of Certificate of Common Stock of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-37162)).

  4.4 Rights Agreement, dated as of August 11, 2000, between the Company and Wells Fargo Bank, N.A., as Rights Agent (incorporated by reference to
         Exhibit 4.2 to the Company's registration Statement on Form S-3 (File No. 333- 75284)).

  4.5 Rights Agreement Amendment by and between the Company and Wells Fargo Bank Minnesota, N.A. dated May 8, 2002 (incorporated by reference to
         Exhibit 4.3 to the Company's Registration Statement on Form 8A/A filed on July 29, 2002).

  5.1    Opinion of Dorsey & Whitney LLP.

 23.1    Consent of Ernst & Young LLP.

 23.2 Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement).

 24.1    Power of Attorney